Exhibit 16.2


January 15, 2009


Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549


Commissioners:

We have read Item 4.01 of Form 8-K, dated January 15, 2009, of ANTs software inc. and agree with the statements referencing our Firm in such 8-K.


Very truly yours,


/s/ Burr, Pilger & Mayer LLP
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Burr, Pilger, & Mayer LLP